                                                               EXHIBIT 10.17


                                 SCIENTIFIC LEARNING
                                PRINCIPLES CORPORATION


                            SECURITIES PURCHASE AGREEMENT



                                  SEPTEMBER 24, 1996

                                  TABLE OF CONTENTS

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
1.   PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . 1.
     1.1   Sale And Issuance Of Series B Preferred Stock . . . . . . . . . . . . . 1.
     1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . 2.
     2.1   Organization; Good Standing; Qualification. . . . . . . . . . . . . . . 2.
     2.2   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.
     2.3   Valid Issuance Of Preferred And Common Stock. . . . . . . . . . . . . . 3.
     2.4   Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . 3.
     2.5   Capitalization And Voting Rights. . . . . . . . . . . . . . . . . . . . 3.
           (a) Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 3.
           (b) Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.
     2.6   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.
     2.7   Contracts And Other Commitments . . . . . . . . . . . . . . . . . . . . 5.
     2.8   Related-Party Transactions. . . . . . . . . . . . . . . . . . . . . . . 5.
     2.9   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 5.
     2.10  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.
     2.11  Compliance With Other Instruments . . . . . . . . . . . . . . . . . . . 6.
     2.12  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.
     2.13  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.
     2.14  Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.
     2.15  Material Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . 7.
     2.16  Patents And Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . 7.
     2.17  Manufacturing And Marketing Rights. . . . . . . . . . . . . . . . . . . 8.
     2.18  Employees; Employee Compensation. . . . . . . . . . . . . . . . . . . . 8.
     2.19  Environmental And Safety Laws . . . . . . . . . . . . . . . . . . . . . 8.
     2.20  Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.
     2.21  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 9.
     2.22  Absence Of Certain Developments . . . . . . . . . . . . . . . . . . . . 9.
     2.23  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.
     2.24  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. . . . . . . . . . . . . . . .10.
     3.1   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.
     3.2   Purchase Entirely For Own Account . . . . . . . . . . . . . . . . . . .10.
     3.3   Reliance Upon Investor's Representations. . . . . . . . . . . . . . . .10.
     3.4   Receipt Of Information. . . . . . . . . . . . . . . . . . . . . . . . .10.
     3.5   Investment Experience . . . . . . . . . . . . . . . . . . . . . . . . .11.
     3.6   Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . .11.
     3.7   Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . .11.


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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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     3.8   Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.
     3.9   Public Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12.
     3.10  Right Of First Refusal. . . . . . . . . . . . . . . . . . . . . . . . .12.

4.   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING . . . . . . . . . . . . . . .12.
     4.1   Representations And Warranties. . . . . . . . . . . . . . . . . . . . .12.
     4.2   Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12.
     4.3   Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . .13.
     4.4   Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13.
     4.5   Proceedings And Documents . . . . . . . . . . . . . . . . . . . . . . .13.
     4.6   Voting For Directors. . . . . . . . . . . . . . . . . . . . . . . . . .13.
     4.7   Opinion Of Company Counsel. . . . . . . . . . . . . . . . . . . . . . .13.
     4.8   Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . .13.
     4.9   Delivery Of The Shares And The Warrant. . . . . . . . . . . . . . . . .13.
     4.10  Tag Along Rights Agreement. . . . . . . . . . . . . . . . . . . . . . .14.
     4.11  Technology Agreements.. . . . . . . . . . . . . . . . . . . . . . . . .14.
     4.12  Committee Findings. . . . . . . . . . . . . . . . . . . . . . . . . . .14.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. . . . . . . . . . . . . .14.
     5.1   Representations And Warranties. . . . . . . . . . . . . . . . . . . . .14.
     5.2   Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14.
     5.3   Delivery Of Consideration . . . . . . . . . . . . . . . . . . . . . . .15.
     5.4   Tag Along Rights Agreement. . . . . . . . . . . . . . . . . . . . . . .15.

6.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15.
     6.1   Board Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15.
           (a) Company Covenant. . . . . . . . . . . . . . . . . . . . . . . . . .15.
           (b) Investor Covenant . . . . . . . . . . . . . . . . . . . . . . . . .15.
     6.2   Financial And Business Information. . . . . . . . . . . . . . . . . . .15.
           (a) Monthly And Quarterly Statements. . . . . . . . . . . . . . . . . .16.
           (b) Annual Statements . . . . . . . . . . . . . . . . . . . . . . . . .16.
           (c) Business Plan; Projections. . . . . . . . . . . . . . . . . . . . .16.
           (d) Audit Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .16.
           (e) Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .17.
           (f) Requested Information . . . . . . . . . . . . . . . . . . . . . . .17.
     6.3   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .17.
     6.4   Conduct Of Business And Maintenance Of Existence. . . . . . . . . . . .17.
     6.5   Compliance With Law . . . . . . . . . . . . . . . . . . . . . . . . . .17.

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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     6.6   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17.
     6.7   Keeping Of Books. . . . . . . . . . . . . . . . . . . . . . . . . . . .18.
     6.8   Subscription Right. . . . . . . . . . . . . . . . . . . . . . . . . . .18.
     6.9   Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . .19.
     6.10  Additional Stock Issuances. . . . . . . . . . . . . . . . . . . . . . .20.
     6.11  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20.

7.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20.
     7.1   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .20.
     7.2   Survival Of Warranties. . . . . . . . . . . . . . . . . . . . . . . . .20.
     7.3   Successors And Assigns. . . . . . . . . . . . . . . . . . . . . . . . .20.
     7.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21.
     7.5   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21.
     7.6   Titles And Subtitles. . . . . . . . . . . . . . . . . . . . . . . . . .21.
     7.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21.
     7.8   Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21.
     7.9   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22.
     7.10  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .22.
     7.11  Amendments And Waivers. . . . . . . . . . . . . . . . . . . . . . . . .22.
     7.12  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22.
     7.13  California Corporate Securities Law . . . . . . . . . . . . . . . . . .22.
     7.14  No Reliance On Third Parties. . . . . . . . . . . . . . . . . . . . . .23.
     7.15  Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . .23.


                      SCIENTIFIC LEARNING PRINCIPLES CORPORATION
                            SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 24th day of September, 1996, by and between SCIENTIFIC LEARNING PRINCIPLES CORPORATION, a California corporation (the "Company"), and WARBURG, PINCUS VENTURES, L.P., a Delaware limited partnership (the "Investor").

                                       RECITALS

     WHEREAS, the Company has authorized the sale and issuance of Four Million Four Hundred Forty-Four Thousand Four Hundred Forty-Four (4,444,444) shares of its Series B Preferred Stock (the "Shares") and a Warrant (the "Warrant") to purchase Two Million Eight Hundred Fifty-Seven Thousand One Hundred Forty-Three (2,857,143) shares of its Series C Preferred Stock (the "Series C Preferred");

     WHEREAS, the Company desires to issue and sell and the Investor desires to purchase the Series B Preferred on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell and the Investor desires to purchase the Warrant on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF SECURITIES.

     1.1   SALE AND ISSUANCE OF SERIES B PREFERRED STOCK AND WARRANT.

           (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) an Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

           (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing (i) the Four Million Four Hundred Forty-Four Thousand Four Hundred Forty-Four (4,444,444) shares of Series B Preferred Stock that constitute the Shares and (ii) the Warrant, in substantially the form attached hereto as Exhibit C. The total consideration paid by the Investor to the Company at the Closing for the Shares and the Warrant shall be equal to Four Million Dollars ($4,000,000), of which Three Million Nine Hundred Ninety-nine Thousand Dollars ($3,999,000) shall be deemed consideration for the Shares and One Thousand Dollars ($1,000) shall be deemed consideration for the Warrant. The Shares and the Series C Preferred issuable upon exercise of


                                      1.

the Warrant (the "Warrant Shares") and the shares of Common Stock issuable upon conversion of the Shares and the Warrant Shares will have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

     1.2   CLOSING.

           (a) The closing of the purchase and sale of the Shares and the Warrant shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, San Francisco, California, at 9:00 a.m., on the date of this Agreement or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

           (b) At the Closing, the Company shall deliver to the Investor
(i) a stock certificate representing the Shares and (ii) the executed Warrant, against payment of the purchase price therefor by wire transfer or such other form of payment as shall be mutually agreed upon by the Investor and the Company.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to the Investor as follows:

     2.1   ORGANIZATION; GOOD STANDING; QUALIFICATION.

           The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit B, the Warrant in the form attached hereto as Exhibit C and the Tag-Along Rights Agreement in the form attached hereto as Exhibit G (collectively, this Agreement, the Registration Rights Agreement, the Warrant and the Tag-Along Rights Agreement are hereinafter referred to as the "WPV Agreements"), to issue and sell the Shares, the Warrant, the Warrant Shares, and the Common Stock issuable upon conversion of the Shares and the Warrant Shares (the "Conversion Shares"), and to carry out the provisions of the WPV Agreements. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

     2.2   AUTHORIZATION.

           All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the WPV Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Shares, the Warrant, the Warrant


                                      2.

Shares, and the Conversion Shares (collectively, the Shares, the Warrant, the Warrant Shares, and the Conversion Shares are hereinafter referred to as the "Securities") have been taken or will be taken prior to the Closing, and the WPV Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable laws.

     2.3   VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

           The Shares purchased hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement, the Tag-Along Rights Agreement, the Restated Articles, the Company's Bylaws and under applicable state and federal securities laws. The Warrant Shares and the Conversion Shares have been duly and validly reserved for issuance and, upon issuance and payment therefor in accordance with the terms of this Agreement, the Warrant and the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the WPV Agreements and under applicable state and federal securities laws.

     2.4   GOVERNMENTAL CONSENTS.

           No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Shares and the Warrant by the Company, the issuance of the Warrant Shares, or the issuance of the Conversion Shares, except (i) the filing of the Restated Articles with the Secretary of State of the State of California, and (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     2.5   CAPITALIZATION AND VOTING RIGHTS.

           The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

           (a) PREFERRED STOCK. Fourteen Million (14,000,000) shares of Preferred Stock, of which Three Million (3,000,000) shares have been designated Series A Preferred Stock (the "Series A Preferred"), of which Two Million Four Hundred Ninety-Five Thousand Eight Hundred


                                      3.

Twenty-Seven (2,495,827) are issued and outstanding, Five Million Eight Hundred (5,800,000) shares have been designated Series B Preferred, of which Four Million Four Hundred Forty-Four Thousand Four Hundred Forty-Four (4,444,444) will be sold pursuant to this Agreement, and Three Million Six Hundred Thousand (3,600,000) shares have been designated Series C Preferred, of which up to Two Million Eight Hundred Fifty-Seven Thousand One Hundred Forty-Three (2,857,143) may be issued upon exercise of the Warrant. The rights, privileges and preferences of the Series A Preferred, Series B Preferred and Series C Preferred are as stated in the Restated Articles.

           (b) COMMON STOCK. Thirty-Five Million (35,000,000) shares of common stock ("Common Stock"), of which Seven Million Nine Hundred Seventy Thousand Three Hundred Twenty-Five (7,970,325) shares are issued and outstanding.

           (c) The outstanding shares of Series A Preferred Stock and
Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

           (d) Except for (i) the conversion privileges of the Series A, Series B and Series C Preferred, (ii) the rights provided in the Warrant, (iii) the Voting Rights Agreement, dated January 19, 1996, by and between Dr. Paula Tallal and Dr. Michael Merzenich (the "Voting Rights Agreement"), (iii) the contemplated issuance of approximately Three Hundred Ninety-Four Thousand (394,000) shares of Series A Preferred to Rutgers University in connection with the license of certain technology, (iv) the Escrow Agreement limiting the voting rights of certain shares owned by Dr. Paula Tallal and (v) currently outstanding options to purchase One Million Nine Hundred Twenty-Nine Thousand Seven Hundred Seventy-Five (1,929,775) shares of Common Stock granted to employees pursuant to the Company's Stock Option Plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the Company has reserved an additional Eight Hundred Fifty-Seven Thousand Four Hundred Twenty Five (857,425) shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     2.6   SUBSIDIARIES.

           The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity.


                                      4.

     2.7   CONTRACTS AND OTHER COMMITMENTS.

           The Company does not have and is not bound by any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than Fifty Thousand Dollars ($50,000), (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than Thirty
(30) days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

     2.8   RELATED-PARTY TRANSACTIONS.

           No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and
(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company in an amount not exceeding 1% of the issued and outstanding voting securities of such publicly traded company. To the best of the Company's knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

     2.9   REGISTRATION RIGHTS.

           Except as provided in the Registration Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.


                                      5.

     2.10  PERMITS.

           The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11  COMPLIANCE WITH OTHER INSTRUMENTS.

           The Company is not in violation or default of any provision of its Restated Articles or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of the WPV Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

     2.12  LITIGATION.

           There is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened against the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or, to the Company's knowledge, investigation by, against or of the Company currently pending or that the Company currently intends to initiate.

     2.13  DISCLOSURE.

           The Company has provided the Investor with all the information reasonably available to it without undue expense that the Investor has requested for deciding whether to purchase the Shares and the Warrant and all information that the Company believes is reasonably

                                      6.

necessary to enable the Investor to make such decision. This Agreement, the WPV Agreements and the other documents, certificates or written statements furnished or to be furnished to the Investor through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investor which may materially adversely affect the business, properties, assets or condition, financial or otherwise of the Company.

     2.14  OFFERING.

           Subject in part to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares and the Warrant as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.15  MATERIAL LIABILITIES.

           The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and
(ii) obligations under contracts made in the ordinary course of business (none of which are, individually or in the aggregate, material) that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

     2.16  PATENTS AND TRADEMARKS.

           To the best of its knowledge (but without having conducted any special investigation or patent search), the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes ("Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Except for agreements with its own employees or consultants, and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with


                                      7.

the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.

     2.17  MANUFACTURING AND MARKETING RIGHTS.

           The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     2.18  EMPLOYEES; EMPLOYEE COMPENSATION.

           The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company, or under which the Company has any obligation or liability. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.19  ENVIRONMENTAL AND SAFETY LAWS.

           The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety which might result in a material expenditure, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.20  MINUTE BOOKS.

                                      8.

           The copy of the minute books of the Company provided to the Investor's counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

     2.21  FINANCIAL STATEMENTS.

           The audited balance sheet of the Company as at January 31, 1996 and the unaudited balance sheet of the Company as July 31, 1996 fairly present the financial position of the Company as at the dates thereof, and the statements of income as at July 31, 1996, fairly present the results of operations and changes in financial position of the Company for the respective periods indicated. All such financial statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except for the omission of footnotes required by GAAP and except for normal year-end adjustments.

     2.22  ABSENCE OF CERTAIN DEVELOPMENTS.

           Since January 31, 1996, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties, or business or prospects, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder), (iv) material loss, destruction or damage to any property of the Company, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, or (vi) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

     2.23  TAX MATTERS.

           There are no federal, state, county or local taxes due and payable by the Company which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in Section 2.21 are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company has not been subject to a federal or state tax audit of any kind.

     2.24  INSURANCE.

                                      9.

           The Company and its properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company. No notice of any termination or threatened termination of any of its insurance policies has been received and such policies are in full force and effect.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     The Investor hereby represents and warrants to the Company that:

     3.1   AUTHORIZATION.

           The Investor has full power and authority to enter into the WPV Agreements, and that the WPV Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Investor.

     3.2   PURCHASE ENTIRELY FOR OWN ACCOUNT.

           The WPV Agreements are made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of the WPV Agreements the Investor hereby confirms, that the Securities will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing the WPV Agreements, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3   RELIANCE UPON INVESTOR'S REPRESENTATIONS.

           The Investor understands that the Shares and the Warrant are not, and the Warrant Shares and the Conversion Shares at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Investor has no such intention.

     3.4   RECEIPT OF INFORMATION.

           The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Warrant and the business, properties, prospects, and financial condition of the Company and to obtain


                                     10.

additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

     3.5   INVESTMENT EXPERIENCE.

           The Investor represents that the Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment, understands that the Securities are speculative investments, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares and the Warrant. The Investor also represents the Investor has not been organized for the purpose of acquiring the Shares or the Warrant.

     3.6   ACCREDITED INVESTOR.

           The Investor is an "accredited investor" as defined in Regulation D under the Securities Act.

     3.7   RESTRICTED SECURITIES.

           The Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering any Securities or an available exemption from registration under the Securities Act, any Securities not covered by an effective registration statement must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

     3.8   LEGENDS.

           To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below:

           (a)  The following legend under the Securities Act:

                "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                 REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED,


                                      11.

                AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
                PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL
                REGISTERED UNDER SUCH ACT, OR UNLESS THE
                COMPANY HAS RECEIVED AN OPINION OF COUNSEL
                OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS
                NOT REQUIRED."

           (b) Any legend imposed or required by the Company's Bylaws or applicable state securities laws.

     3.9   PUBLIC SALE.

           The Investor agrees not to make, without the prior written consent of the Company, any public offering or public sale of any Securities, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act or (ii) the date on which it becomes a registered company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) five years after the Closing.

     3.10  RIGHT OF FIRST REFUSAL.

           The Investor acknowledges and agrees that the Securities are all subject to the restrictions on transfer set forth in Section 64 of the Company's Bylaws, which Section is entitled "Right of First Refusal." A copy of the Company's Bylaws is attached hereto as Exhibit F.

4.   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.

     The obligations of the Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     4.1   REPRESENTATIONS AND WARRANTIES.

           The representations and warranties of the Company contained in
Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2   PERFORMANCE.

           The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.


                                      12.

     4.3   COMPLIANCE CERTIFICATE.

           The President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2 and 4.4 have been fulfilled.

     4.4   QUALIFICATIONS.

           All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and the Warrant pursuant to this Agreement prior to the Closing shall be duly obtained and effective as of the Closing.

     4.5   PROCEEDINGS AND DOCUMENTS.

           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.6   VOTING FOR DIRECTORS.

           At Closing, the Bylaws of the Company shall provide that the authorized number of directors of the Company at such time shall be six (6). Upon Closing, the Board of Directors shall consist of Carleton A. Holstrom, as the representative of the Series A Preferred Stock, two persons designated by the Investor, as the Representatives of the Series B Preferred Stock and Series C Preferred Stock and Michael M. Merzenich, Paula A. Tallal and
Leonard S. Schleifer, as the representatives of the Common Stock.

     4.7   OPINION OF COMPANY COUNSEL.

           The Investor shall have received from Cooley Godward Castro Huddleson & Tatum, counsel for the Company, an opinion, dated the date of the Closing, in substantially the form set forth in Exhibit E hereto.

     4.8   REGISTRATION RIGHTS AGREEMENT.

           The Company and the Investor shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

     4.9   DELIVERY OF THE SHARES AND THE WARRANT.

     The Investor shall have received a stock certificate representing the Shares and the executed, original warrant pursuant to Section 1.2 hereof.


                                      13.

     4.10  TAG ALONG RIGHTS AGREEMENT.

           The Company and the Investor shall have entered into the Tag Along Rights Agreement substantially in the form attached hereto as Exhibit G.

     4.11  TECHNOLOGY AGREEMENTS.

     The Company shall have used commercially reasonable efforts to improve the terms of the draft Exclusive License Agreement between the Company and the University of California regarding Pending U.S. Patent Application Serial No. 08/351,803 (the "Patent"), which was attached to a letter from Joan Bruland to the Company dated July 29, 1996 and a copy of which has been delivered to the Investor (the "Draft Agreement"), and the Company shall have entered (a) into an agreement with the University of California for license of the Patent on terms no less favorable to the Company than the Draft Agreement and (b) into an agreement with the University of California for the commercial use of certain intellectual property known as "Time-Domain and Emphasis Programs" and "LL Game Code 3/26/96" developed by Drs. Merzenich, Jenkins and Schreiner and Dr. Jenkins, respectively, at the University of California at San Francisco ("UCSF").

     4.12  COMMITTEE FINDINGS.

     The Company shall have delivered to the Investor either a copy of the report of the Special Review Committee of UCSF which has reviewed the compliance of Dr. Michael Merzenich with UCSF policies in connection with the administration of the Dana Foundation grant and the formation of the Company, or a letter from UCSF, which, in either case, shall confirm that Dr. Merzenich has not been found to have violated policies of UCSF in any manner which would interfere with the licensing of the Patent to the Company.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

     5.1   REPRESENTATIONS AND WARRANTIES.

           The representations and warranties of the Investor contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2   QUALIFICATIONS.

           All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful


                                      14.

issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.3   DELIVERY OF CONSIDERATION.

           The Company shall have received the consideration of Four Million Dollars ($4,000,000) pursuant to Section 1.1(b) and 1.2 of this Agreement.

     5.4   TAG ALONG RIGHTS AGREEMENT

           The Company and the Investor shall have entered into the Tag Along Rights Agreement substantially in the form attached hereto as Exhibit G.

6.   COVENANTS.

     6.1   BOARD NOMINEES.

           (a) COMPANY COVENANT. From the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the Securities Act and for as long as any Investor owns beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at least twenty percent (20%) of the Common Stock, the Company will nominate and use its best efforts to have two individuals reasonably acceptable to the Company designated by such Investor elected to the Board. From the date on which the Company completes its Initial Public Offering and for as long as any Investor owns beneficially and of record at least ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have one individual reasonably acceptable to the Company designated by such Investor elected to the Board. The rights of the Investor under this subsection 6.1(a) shall not be assignable and shall not inure to the benefit of successors of the Investor, assigns of the Investor or any permitted transferees of any Securities.

           (b) INVESTOR COVENANT. Investor agrees that upon the Company's selection of a candidate for the position of Chief Executive Officer, Investor will use its best efforts to expand the number of members of the Board of Directors to seven (7) and to nominate and elect such Chief Executive Officer to the Board as a representative of the Common Stock. Investor further agrees that at all times it will use its best efforts to ensure that Michael M. Merzenich and Paula A. Tallal are elected to the Board of Directors as representatives of the Common Stock; provided, however, that the Investor's obligation to use its best efforts to ensure that such persons are elected to the Board of Directors will terminate (i) with respect to both Dr. Tallal and Dr. Merzenich, upon the closing of the Company's Initial Public Offer or (ii) with respect to either Dr. Tallal or Dr. Merzenich, as the case may be, when such person is no longer an employee of or a consultant to the Company.

                                15.

     6.2   FINANCIAL AND BUSINESS INFORMATION.

           From and after the date hereof, the Company shall deliver to the Investor so long as such Investor owns Four Million (4,000,000) Shares (or shares of Common Stock).

           (a) MONTHLY AND QUARTERLY STATEMENTS. As soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP (other than with respect to GAAP footnote requirements), subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

           (b) ANNUAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, duplicate copies of:

             (i) consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year; and

            (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

           (c) BUSINESS PLAN; PROJECTIONS. No later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis, and a three-year business plan of the Company and projections of operating results. Within 45 days of the close of each semi-annual fiscal period of the Company, the Company shall provide the Investors with an update of such monthly projections. Such business plans, projections and updates shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Investors.


                                   16.

           (d) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

           (e) OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally.

           (f) REQUESTED INFORMATION.  With reasonable promptness, the
Company shall furnish each of the Investors with such other data and information as from time to time may be reasonably requested.

     6.3   CONFIDENTIALITY.

           As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including, without limitation, information furnished pursuant to
Section 6.2 hereof) as constitutes or contains confidential business, financial or other information of the Company, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partner and other authorized representatives; PROVIDED, HOWEVER, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this Section 6.3, "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     6.4   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

           The Company will preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

     6.5   COMPLIANCE WITH LAW.

           The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

                                 17.

     6.6   INSURANCE.

           The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

     6.7   KEEPING OF BOOKS.

           The Company will keep proper books of record and accountant, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

     6.8   SUBSCRIPTION RIGHT.

           (a) Subject to the restrictions set forth in subsection 6.8 (e) below, if at any time after the date hereof the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than
(1) shares of Common Stock issued upon conversion of the Company's Preferred Stock; (2) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date of this Agreement; (4) shares of Common Stock issuable in connection with a loan or leasing transaction approved by the Board of Directors, (5) shares of Series B Preferred, Series C Preferred or the Series C Warrant issued under this Agreement, (6) equity securities issued in strategic transactions approved by a majority of the members of the Board of Directors including at least one of the directors elected by the holders of the Series B Preferred and the Series C Preferred, (7) equity securities issued to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (8) equity securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (9) equity securities issued in the transactions described in subsection 6.10(a) below and (10) shares of Common Stock issuable under options, warrants or rights granted in connection with any of the foregoing transactions) then, as long as the Investor then holds in excess of one percent (1%) of the then outstanding shares of Common Stock), the Company shall:

               (1) give the Investor written notice setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative

                              18.

participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as the Investor may reasonably request in order to evaluate the proposed issuance; and

               (2) offer to issue to the Investor a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities then held by such Investor, by
(B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation, all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

           (b) The Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, the Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

           (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investor has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor. Any proposed securities offered or sold by the Company after such 90-day period must be reoffered to the Investor pursuant to this
Section 6.8.

           (d) The election by the Investor not to exercise its subscription rights under this Section 6.8 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed insurance.

           (e) The subscription rights provided to the Investor pursuant to this Section 6.8 shall immediately terminate in the event that (i) the Investor has never held or ceases to hold at least four million (4,000,000) shares of the Company's capital stock or (ii) the Investor sells or otherwise disposes of any of the Shares or the Warrant or any securities issued upon the conversion of the Shares or the exercise of the Warrant.

     6.9   INJUNCTIVE RELIEF.

           The Company and the Investor hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of the Company to perform any of its obligations set forth in this Section 6. Therefore, the Investor shall have the right to specific performance of such obligations, and the Company hereby waives the claim or defense that the Investor has an adequate remedy at law.

                                19.

     6.10  ADDITIONAL STOCK ISSUANCES.

           (a) The Company agrees that it will not sell or issue additional shares of Series B Preferred or Series C Preferred in any transaction other than the transactions contemplated in this Agreement and the transactions set forth below:

               (i) sales of Series B Preferred substantially upon the terms and conditions of the transactions contemplated by this Agreement; provided that such sales of Series B Preferred shall be consummated within forty-five (45) days of the Closing; and

               (ii) sales of rights to purchase Series C Preferred within forty-five (45) days of the Closing (and any subsequent exercise of such rights.)

           (b) In connection with the transactions described in subsection 6.10(a)(i) and (ii) above, the parties hereby agree that: (i) such sales of securities will be made only (A) to Johnson & Johnson or an affiliate thereof,
(B) to a person who becomes the Company's new Chief Executive Officer, (C) GC&H Investments or (D) to such other person or entity as has been approved in writing by the Investor, and (ii) such transactions shall be exempt from the Investor's subscription right as set forth in Section 6.8 above.

     6.11  TERMINATION.

           The provisions of this Section 6 (other than Section 6.1(a)) shall remain in effect until the closing of the Initial Public Offering.

7.   MISCELLANEOUS.

     7.1   ENTIRE AGREEMENT.

           This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     7.2   SURVIVAL OF WARRANTIES.

           The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     7.3   SUCCESSORS AND ASSIGNS.

           Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the

                               20.

parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.4   GOVERNING LAW.

           This Agreement shall be governed by and construed under the laws of the State of California without giving effect to principles of conflicts of laws thereof.

     7.5   COUNTERPARTS.

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6   TITLES AND SUBTITLES.

           The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.7   NOTICES.

           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt (where a "business day" is any day other than a Saturday, Sunday or federal holiday). All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     7.8   FINDER'S FEES.

           Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

           The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

                                 21.

           The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     7.9   EXPENSES.

           Each party to this Agreement shall bear its own expenses and legal fees incurred by it with respect to this Agreement and all related transactions and agreements.

     7.10  ATTORNEYS' FEES.

           If any action at law or in equity is necessary to enforce or interpret the terms of the WPV Agreements or the Restated Articles, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     7.11  AMENDMENTS AND WAIVERS.

           Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

     7.12  SEVERABILITY.

           If one or more provisions of this Agreement, are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.13  CALIFORNIA CORPORATE SECURITIES LAW.

           THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL

                                 22.

PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     7.14  NO RELIANCE ON THIRD PARTIES.

           The Investor acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

     7.15  TERMINATION OF AGREEMENT.

     In the event the conditions to Closing have not been met or duly waived on or before October 1, 1996, either party may terminate this Agreement. This provision shall not survive the Closing.


                       [THIS SPACE INTENTIONALLY LEFT BLANK]





                               23.

     IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

                                   SCIENTIFIC LEARNING PRINCIPLES CORPORATION



                                   By:  /s/ Michael M. Merzenich
                                      ---------------------------------------
                                        Michael M. Merzenich
                                        President

                                   Address:  One Kearny Street
                                             San Francisco, CA  94108
                                             Fax:  415-296-1481


                                   INVESTOR:

                                   WARBURG, PINCUS VENTURES, L.P.

                                   By its General Partner, Warburg, Pincus & Co.



                                   By:  /s/ James E. Thomas
                                      ---------------------------------------
                                            James E. Thomas

                                   Title:  Partner
                                         ------------------------------------

                                   Address:  466 Lexington Avenue
                                             New York, NY  10017
                                             Fax:  212-878-9361